Third quarter FY18 earnings presentation Bristow Group Inc. February 9, 2018 Exhibit 99.1

Forward-looking statements Statements contained in this presentation regarding the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding earnings and liquidity guidance and earnings growth, expected contract revenue, expected liquidity, capital deployment strategy, operational and capital performance, impact of new contracts, cost reduction initiatives, expected OEM cost recoveries, expected financings, capex deferral, market and industry conditions. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Risks and uncertainties include, without limitation: fluctuations in the demand for our services; fluctuations in worldwide prices of and supply and demand for oil and natural gas; fluctuations in levels of oil and natural gas production, exploration and development activities; the impact of competition; actions by clients and suppliers; the risk of reductions in spending on helicopter services by governmental agencies; changes in tax and other laws and regulations; changes in foreign exchange rates and controls; risks associated with international operations; operating risks inherent in our business, including the possibility of declining safety performance; general economic conditions including the capital and credit markets; our ability to obtain financing; the risk of grounding of segments of our fleet for extended periods of time or indefinitely; our ability to re-deploy our aircraft to regions with greater demand; our ability to acquire additional aircraft and dispose of older aircraft through sales into the aftermarket; the possibility that we do not achieve the anticipated benefit of our fleet investment and Operational Excellence programs; availability of employees with the necessary skills; and political instability, war or acts of terrorism in any of the countries in which we operate. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2017 and its quarterly report on Form 10-Q for the quarter ended December 31, 2017. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Executive summary and safety review

Q3 FY18 operational safety review

- On track to deliver solid safety performance that meets or exceeds FY17 levels
- The early results of our global Organizational Safety Effectiveness Survey indicate that in spite of challenging industry dynamics and impacts from downsizing, Bristow's Target Zero safety culture remains strong
- Strong Target Zero safety aviation performance year to date and increased elevated risk reporting by our employees
- Although our TRIR of 0.35 is world class performance, the severity of our lost work case year to date was higher than last year and is a focus area

Air Accident Rate (AAR[1])



1.04
0.60
0.00
0.00
0.00
FY14
FY15
FY16
FY17
YTD Q3 FY18

Total Recordable Injury Rate (TRIR[2])



0.26
0.23
0.37
0.33
0.35
FY14
FY15
FY16
FY17
YTD Q3 FY18

1) AAR prior to FY16 includes commercial helicopter operations for Bristow Group and consolidated affiliates. AAR beginning in FY16 includes all Category A and B accidents for consolidated Bristow operations, including Airnorth, Bristow Academy and Eastern Airways. AAR is per 100,000 flight hours
2) TRIR beginning in FY15 includes consolidated commercial operations, corporate, Bristow Academy, Eastern Airways, and Airnorth employees. TRIR is per 200,000 man hours

Bristow

HeliOffshore TARGET ZERO

4

We continue to make significant progress in achieving our FY18 STRIVE priorities

Safety improvement

- Implementing our global safety analytics to manage and further reduce risk, especially in standardization of our maintenance processes
- Continued development of local and functional action plans following the results of the Organizational Safety Effectiveness Survey

Cost efficiencies

- ~$125M recovered in OEM costs during Q3 FY18 with ~$5M expected in Q4 FY18
- Achieved annual run rate G&A of ~12% of revenues excluding restructuring costs

Portfolio and fleet optimization

- Lease cost savings through the return of three H225s in Q3 FY18, with another H225 and four S-92s scheduled to be returned during Q4 FY18
- On-going fleet rationalization with the sale of five old technology aircraft for proceeds of ~$6M

Revenue growth

- Long term contract renewal in the Americas hub for three medium aircraft
- Continuing to capture “short cycle” demand through lower costs and faster hub response in this early recovery

Bristow TARGET ZERO 5

Lower rig day rates continue to lead to increased rig utilization driving short term helicopter requirements and increased flight activity Source: 2018 IHS Markit Working Rigs (GoM, North Sea, West Africa and Australia/New Zealand) (38.5%) decrease 1.3% increase (46.7%) decrease 11.0% increase Cumulative number of E&P Offshore FEED awards (through December 2017) Increasing Front End Engineering and Design (“FEED”) awards are a leading indicator of higher offshore activity The offshore services market has become very short cycle (pop-up demand requests for contracts measured in months, not years) Our improved operating leverage makes us more competitive, particularly in markets like the Gulf of Mexico, although longer term revenue growth visibility remains limited Dec-17

Improved liquidity outlook reflects better than expected operational and financial performance during the quarter

- Liquidity increased ~$116M to $505M during the quarter, primarily due to:
  - OEM cost recoveries of ~$125M, which consists of ~$30M in operating cash flows and ~$95M in investing cash flows
  - ~$7M related to a decrease in outstanding letters of credit
- We are increasing our liquidity guidance by ~$40M for March 31, 2018 to $450M - $480M reflecting:
  - Completion of the issuance of $143.8M of 4.5% Convertible Senior Notes due 2023 and pay down of existing term loan debt to ~$52.5M

FY18 liquidity bridge

$ in millions	Low	High
Liquidity as of September 30, 2017	**$389**	
Q3 FY18 actual:		
Operating cash flow	26	
Net capex	(6)	
OEM cost recoveries in investing cash flows	95	
Net financing impact	1	
Liquidity as of December 31, 2017	**$505**	
Operating cash flow[1]	(25)	(10)
Net capex[2]	(10)	0
Net financing impact[3]	(20)	(20)
OEM cost recoveries[4]	0	5
Expected liquidity as of March 31, 2018[5]	**$450**	**$480**

1) Q3 – Q4 FY18 operating cash flow range of ~$(25M) to $(10M) is an increase with the guidance given on the following page and equates to full year FY18 operating cash flow guidance of ~$(35M) to $(20M), an increase of ~$30M from the prior guidance.
2) Net capex includes aircraft capex commitments per Note 5 of the 10-Q of ~$3M, plus ~$9M of non-aircraft capex, offset by $5M (low) to $15M (high) of expected aircraft sales.
3) Net financing impact includes ~$17M of amortization per the 10-Q
4) OEM cost recoveries of ~$5M
5) Expected liquidity range as of March 31, 2018 is subject to business, market, and foreign currency uncertainty.

Bristow

TARGET ZERO

7

Updated FY18 guidance FY18 guidance assumes FX rates as of December 31, 2017 Operating revenue, adjusted EBITDA and rent for oil and gas includes corporate and other revenue and the impact of corporate overhead expenses Adjusted EBITDA for U.K. SAR and fixed wing (Eastern/Airnorth) excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP forward-looking information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization Total aircraft rent and total non-aircraft rent are inclusive of respective component of rent expense for U.K. SAR, Eastern, Airnorth plus oil and gas We continue to deliver on improvements to FY18’s financial outlook through revenue growth, G&A / opex efficiencies, capex elimination / deferrals, and other initiatives Items noted in blue have changed/improved since Q2 FY18 guidance

We are delivering on our STRIVE priorities with a better than expected quarter and improved liquidity In the face of continued offshore market challenges, we have delivered on a majority of the critical goals that our FY18 STRIVE priorities represent: Safety improvement Cost efficiencies Portfolio and fleet optimization Revenue growth Increased guidance and improved liquidity runway reflect FY18 YTD operating leverage from cost reductions, hub structure benefits, revenue growth and continued support from our OEM partners Although the offshore transportation market is stabilizing, it remains very short-cycle with our clients’ requirements less visible as they improve profitability and reallocate capital to offshore exploration and production Solid execution of FY18 STRIVE priorities positions Bristow well in this market and led to the successful issuance of our $143.8M convertible notes which increased liquidity to $505M

Operational highlights

Q3 FY18 results Adjusted EBITDA1 $ in millions Operating revenue $ in millions Net loss Adjusted net loss 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items $ in millions $ in millions

Europe Caspian United Kingdom Norway Turkmenistan $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Africa Nigeria Egypt $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Americas United States Canada Brazil Trinidad $ in millions Guyana $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Líder Líder adjusted EBITDA1 1) Reconciliation of adjusted EBITDA and leverage provided in the appendix

Asia Pacific Russia Australia Malaysia $ in millions $ in millions 1) Adjusted EBITDA and adjusted net income (loss) excludes gains (losses) on asset dispositions and special items Operating revenue Adjusted EBITDA1

Appendix

Organizational chart as of December 31, 2017 Business Unit (% of current period operating revenue) Corporate Region ( # of helicopters / # of fixed wing ) Joint Venture (# of helicopters / # of fixed wing) Bristow Europe Caspian 54% Africa 14% Americas 17% Asia Pacific 15% U.K. – 65 / 32 Norway – 29 / 0 Nigeria – 42 / 5 U.S. GoM – 54 / 0 Canada – 8 / 0 Australia – 24 / 14 Brazil – 0 / 0 Egypt – 0 / 0 Russia – 7 / 0 Trinidad – 8 / 0 Líder – 44 / 22 PAS – 41 / 7 Guyana – 3 / 0 Turkmenistan – 1 / 0

Next generation aircraft Mature aircraft Fleet as of December 31, 2017

Fleet as of December 31, 2017 (continued) Next generation aircraft Mature aircraft

1) The percentage of LACE leased is calculated by taking the total LACE for leased aircraft divided by the total LACE for all aircraft we operate, including both owned and leased aircraft. See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases 1 Leased aircraft detail as of December 31, 2017

See 10-Q Note 5 “Commitments and Contingencies” for more information provided on operating leases Consolidated fleet changes and aircraft sales *Includes write offs and lease returns and sale of Bristow Academy in November 2017

Operating revenue, LACE and LACE rate by region 4 $ in millions LACE rate is annualized $ in millions per LACE Excludes assets held for sale, Bristow Academy, Airnorth and Eastern Airways

Historical LACE count by region

Historical LACE rate by region $ in millions LACE rate calculated as YTD revenue annualized divided by period ending LACE count

Order and options book as of December 31, 2017 Orders that can be cancelled prior to delivery date

NOTE: The company derives market value from observable market data if available and may require utilization of estimates, applications of significant judgment and reliance upon valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report, primarily in Q4 CY2017, and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices, and the balance of supply and demand. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet, or the Company. The net asset FMV disclosed herein includes the pre-grounding value for 16 owned H225s totaling ~$340 million (NBV of ~$209 million) that has not been updated as third party appraisal sources are no longer publishing values for these oil and gas configured aircraft.  Excluding these aircraft, net asset FMV per share would decrease by $9.51 to $27.44. Net asset FMV and book value per share

Net asset FMV reconciliation The net asset FMV disclosed herein includes the pre-grounding value for 16 owned H225s totaling ~$340 million (NBV of ~ $209 million) that has not been updated as third party appraisal sources are no longer publishing values for these oil and gas configured aircraft. Excluding these aircraft, net asset FMV per share would decrease by $9.51 to $27.44. NBV of PPE without aircraft includes land and buildings, ground equipment, software, tooling, simulators, other misc. PPE

Adjusted EBITDA margin trend by region Adjusted EBITDA excludes special items and asset dispositions and margin is calculated by taking adjusted EBITDA divided by operating revenue

Historical U.K. SAR performance (1) GAP and U.K. SAR operating results are included within our Europe-Caspian region results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical U.K. SAR performance (2) GAP and U.K. SAR operating results are included within our Europe-Caspian region results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization. Includes only Stornoway, the last GAP SAR base which transitioned to U.K. SAR in July 2017

Historical fixed wing performance (1) Fixed wing operating results are included within their respective regional results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to Adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Historical fixed wing performance (2) Fixed wing operating results are included within their respective regional results. Adjusted EBITDA excludes corporate overhead allocations consistent with financial reporting. Adjusted EBITDA is a non-GAAP measure of which the most comparable GAAP measure is net income (loss). We have not provided a reconciliation of this non-GAAP information to GAAP. The most comparable GAAP measure to Adjusted EBITDA is net income (loss) which is not calculated at this lower level of our business as we do not allocate certain costs, including corporate and other overhead costs, interest expense and income taxes within our accounting system. Providing this data would require unreasonable efforts in the form of allocations of other costs across the organization.

Adjusted EBITDA reconciliation Adjusted EBITDA excludes special items and asset dispositions

Adjusted EBITDA regional reconciliation Adjusted EBITDA excludes special items and asset dispositions

Rent by region

GAAP reconciliation See information about special items in 10-Q or earnings release for Q3 FY18 These amounts are presented after applying the appropriate tax effect to each item and dividing by the weighted average shares outstanding during the related period to calculate the earnings per share impact

Líder adjusted EBITDA and leverage Adjusted EBITDA excludes special items and asset dispositions

Debt repayments and amortization as of December 31, 2017

Bank financial covenants Includes a $12.4 million standby letter of credit issued under Bristow Group Inc.’s Revolving Credit Facility as support for Airnorth letters of credit issued by an Australian bank

Adjusted EBITDA excludes gains and losses on dispositions of assets Debt does not include unamortized debt issuance cost Total leverage reconciliation

Bristow Group Inc. (NYSE: BRS) 2103 City West Blvd., 4th Floor Houston, Texas 77042 t 713.267.7600 f 713.267.7620 bristowgroup.com Contact us